Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub	Leslie Loyet
Chief Financial Officer	(312) 640-6672
(773) 380-6636

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 10, 2009

DEERFIELD CAPITAL CORP. ANNOUNCES SECOND QUARTER 2009 RESULTS

CHICAGO, August 10, 2009 — Deerfield Capital Corp. (NYSE AMEX: DFR) (“DFR” or the “Company”) today announced the results of operations for its second quarter ended June 30, 2009.

Second Quarter 2009 Summary

•                 Net income attributable to DFR for the quarter totaled $52.9 million, or $7.85 per diluted common share, including a gain of $29.6 million, or $4.39 per diluted share, as a result of the deconsolidation of Market Square CLO Ltd. (“Market Square CLO”).

•                 Core earnings for the quarter totaled $5.5 million, or $0.82 per diluted common share. Core earnings is a non-GAAP financial measure which primarily reflects GAAP earnings excluding certain non-cash and special charges and income tax effects (see reconciliation of non-GAAP measure attached).

•                 Unrestricted cash, cash equivalents, unencumbered residential mortgage backed securities (“RMBS”) and net equity in financed RMBS totaled approximately $61.7 million at quarter end.

•                 Assets under management (“AUM”) totaled $9.9 billion at July 1, 2009.

•                 Debt in the form of trust preferred securities amended to decrease net worth covenant contained therein from $175 million to $50 million and to provide that the measurement date for such covenant will begin on September 30, 2012.

Commenting on the second quarter results, Jonathan Trutter, Chief Executive Officer, said, “The achievement of positive financial results in net income and core earnings for the second consecutive quarter was primarily driven by the following factors: first, investment advisory fees generated from the $9.9 billion of assets we manage; second, an overall increase in the values of assets held in our principal investing portfolio; third, solid net interest income from our principal investing portfolio; and, finally, the reduction in overall expenses from our cost savings initiatives.” Trutter added, “We believe that our current quarter results along with the recently announced permanent amendment of our trust preferred debt significantly stabilizes our financial condition and will help pave the way for our ongoing focus on growing top line revenue.”

Second Quarter Financial Overview

The results for the quarter ended June 30, 2009 reflect the Company’s second consecutive quarter of positive net income and core earnings.  The overall lower interest rate environment reduced the Company’s cost of financing, which was the most significant driver in the Company’s improved net interest income and core earnings as compared to the three months ended March 31, 2009.  The improvement in net interest income was partially offset by the expected decline in investment advisory fees.  Total expenses increased as compared to the first quarter of 2009 primarily due to the required consolidation of Deerfield Pegasus Loan Capital LP (“DPLC”), the Company’s investment venture with Pegasus Capital Advisors L.P. (“Pegasus”), which incurred expenses of $3.6 million during the second quarter of 2009.  These expenses were paid for by DPLC and are consolidated for GAAP financial reporting purposes.  A net loss of $2.9 million related to the portion of DPLC the Company does not own is added back at the bottom of our statement of operations as “Net loss attributable to noncontrolling interest” in arriving at “Net income attributable to DFR.”  Excluding the DPLC expenses, total expenses were relatively flat with an increase of $0.1 million as compared to the first quarter of 2009.   The $58.7 million of net other income and gain for the second quarter was primarily a result of the deconsolidation of Market Square CLO and the improvement in asset values, which contributed $29.6 million and $29.1 million to net income, respectively.  These amounts are excluded from core earnings.  The net gain on the deconsolidation of Market Square CLO represented the reversal of the losses in excess of the amount at risk that had previously been required to be recorded in accordance with GAAP.   As of June 30, 2009, none of the Market Square CLO assets, liabilities or equity are included in the Company’s condensed consolidated balance sheet; however, all of the financial impacts to the condensed consolidated statement of operations from the previous consolidation of Market Square CLO were recognized through June 30, 2009.

The net income attributable to DFR for the quarter totaled $52.9 million, or $7.85 per diluted common share, an improvement of $41.4 million as compared to the net income attributable to DFR of $11.5 million, or $1.72 per diluted common share, during the first quarter of 2009.

During the second quarter, DFR also had positive core earnings of $5.5 million, or $0.82 per share, an increase of $0.5 million, or 10.0 percent, as compared to the $5.0 million, or $0.75 per share, of core earnings generated during the first quarter of 2009.

Net interest income totaled $8.4 million for the quarter ended June 30, 2009, an increase of $1.6 million, or 23.5 percent, as compared to $6.8 million in the first quarter of 2009.  The overall lower interest rate environment during the quarter resulted in a $1.3 million reduction in interest expense as compared to the first quarter of 2009.  While interest income attributable to the Company’s RMBS portfolio declined by $0.3 million, the corporate debt investments interest income increased by $0.6 million as compared to the first quarter of 2009.  Market Square CLO contributed net interest income of $1.8 million for the second quarter, consisting of $3.0 million of interest income, less $1.2 million of interest expense.  The deconsolidation of Market Square CLO as of June 30, 2009 will result in decreased net interest income in the financial results of future periods.

Investment advisory fees totaled $4.0 million in the quarter, a decline of $0.7 million, or 14.9 percent, as compared to $4.7 million in the first quarter of 2009. The decrease in investment advisory fees was primarily the result of the breach of certain overcollateralization tests contained in the indentures governing certain of the collateralized loan obligations (“CLOs”) that the Company manages.  Pursuant to the terms of the Company’s CLO management agreements, all or a portion of the Company’s subordinated management fees may be deferred if, among other things, overcollateralization tests and other structural protections built into the CLOs are breached and cash flows are diverted from the payment of management fees and other expenses to the prepayment of principal of the debt securities issued by the CLOs.  Breaches of overcollateralization tests may occur if, for example, the issuers of the collateral held by the CLOs default on or defer payment of principal or the ratings assigned to such collateral are downgraded below a specified threshold. Subordinated investment advisory fees declined by $0.9 million during the three months ended June 30, 2009 as compared to the first quarter of 2009.  The Company expects its subordinated investment advisory fees to continue to be deferred in the near term.  However, over time and with improvement in market conditions, the Company expects the CLOs to regain compliance with the overcollateralization tests and, subject to the satisfaction of certain other conditions, the Company would expect to recoup at least a portion and potentially substantially all of the deferred subordinated management fees and to receive future CLO subordinated management fees on a current basis.

The provision for loan losses was $9.1 million for the quarter as compared to $2.1 million in the first quarter of 2009. This quarter’s provision for loan losses consisted of $8.8 million related to loans held in DFR Middle Market CLO Ltd. (“DFR MM CLO”) and $0.3 million related to commercial real estate loans.

Expenses totaled $12.0 million for the quarter, an increase of $3.7 million, or 44.6 percent, as compared to $8.3 million in the first quarter of 2009.  The increase was primarily the result of $3.6 million of expenses related to DPLC, $3.2 million of which were one-time organizational and structuring fees.  Excluding the $3.6 million of expenses, which were borne by DPLC and required to be consolidated into the financial results of the Company, expenses were nearly flat with a $0.1 million, or 1.2 percent, increase as compared to the first quarter of 2009.

Other income and gain (loss) was a net gain of $58.7 million in the quarter as compared to a net gain of $10.5 million in the first quarter of 2009. The improvement in the current quarter primarily resulted from the deconsolidation of Market Square CLO, which contributed $29.6 million of gain.  This gain represents the reversal of losses in excess of the amount of the Company’s investment at risk, required to be recorded in prior periods   The Company also had net gains of $24.9 million related to the Company’s loan portfolio.  These net gains largely consisted of unrealized appreciation in the assets held in Market Square CLO.  The Company’s future results will not reflect changes in the values of loans held in Market Square CLO as a result of its deconsolidation. The Company also experienced net gains in the remainder of its principal investing portfolio of $4.2 million.

Trust Preferred Debt Amendment

As previously announced, on July 31, 2009, the Company entered into three supplemental indentures (the “Supplemental Indentures”) with the holders of the trust preferred securities issued by each of Deerfield Capital Trust I, Deerfield Capital Trust II and Deerfield Capital Trust III (collectively the “Trust Preferred Securities”).  The Supplemental Indentures amend the consolidated net worth covenants (the “Net Worth Covenants”) contained in the indentures governing the Trust Preferred Securities to (i) permanently decrease the net worth required by the Net Worth Covenants from $175 million to $50 million and (ii) provide that the initial measurement date for compliance with the Net Worth Covenants will be September 30, 2012.  These provisions supersede the temporary waiver of the Net Worth Covenants obtained from the holders of the Trust Preferred Securities in November 2008.  The Supplemental Indentures also contain provisions prohibiting the Company from incurring additional indebtedness and declaring additional dividends and distributions on its capital stock, in each case for the life of the Trust Preferred Securities and except as specifically permitted under the terms of the Supplemental Indentures.

AUM

As of July 1, 2009, the Company’s AUM totaled approximately $9.9 billion held in 28 collateralized debt obligations (“CDOs”), one other investment vehicle and six separately managed accounts.

Investment Portfolio

Total invested assets decreased by $226.8 million, or 27.0 percent, to $612.9 million as of June 30, 2009 as compared to the end of the first quarter of 2009. The decrease was primarily attributable to the deconsolidation of Market Square CLO.

Liquidity

Unencumbered RMBS and unrestricted cash and cash equivalents aggregated $45.1 million at June 30, 2009. In addition, net equity in the financed RMBS portfolio (including associated interest rate swaps), excluding the unencumbered RMBS included above, totaled $16.6 million at quarter end. In total, the Company had unrestricted cash and cash equivalents, unencumbered RMBS and net equity in its financed RMBS portfolio of $61.7 million as of June 30, 2009. As of June 30, 2009, the fair value of its Agency RMBS and non-Agency RMBS portfolios were $308.0 million and $3.1 million, respectively.

About the Company

DFR, through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, RMBS, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and RMBS.

For more information, please go to the Company website, at www.deerfieldcapital.com.

* * Notes and Tables to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of Deerfield Capital Corp. and its subsidiaries (“DFR”). Forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

Various factors could cause DFR’s actual results to differ materially from those described in any forward-looking statements. These factors include, but are not limited to: changes in economic and market conditions, particularly as they relate to the markets for debt securities, such as RMBS, and CDOs; continued availability of financing; DFR’s ability to maintain adequate liquidity; changes in DFR’s investment, hedging or credit strategies or the performance and values of its investment portfolios; whether the conditions to Pegasus Capital Advisors L.P.’s DPLC investment commitments are satisfied; DFR’s ability to comply with the continued listing standards of the NYSE Amex LLC; DFR’s ability to generate earnings or raise capital to achieve positive stockholders’ equity; the effects of defaults or terminations under, and DFR’s ability to enter into replacement transactions with respect to, repurchase agreements, interest rate swaps and long-term debt obligations; reductions in DFR’s assets under management and related management and advisory fee revenue; DFR’s ability to make investments in new investment products and realize growth of fee-based income; changes to DFR’s tax status; DFR’s ability to forecast its tax attributes, which are based upon various facts and assumptions, and its ability to protect and use its net operating losses to offset taxable income; DFR’s ability to maintain compliance with its existing debt instruments and other contractual obligations; impact of restrictions contained in DFR’s existing debt instruments; DFR’s ability to maintain its exemption from registration as an investment company pursuant to the Investment Company Act of 1940; the cost, uncertainties and effect of any legal and administrative proceedings, such as the current Securities and Exchange Commission (“SEC”) investigation into certain mortgage-backed securities trading procedures in connection with which the SEC has requested certain information from DFR regarding certain of its mortgage securities trades; DFR’s ability to enter into, and the effects of, any potential strategic transactions; and changes in, and the ability of DFR to remain in compliance with, law, regulations or government policies affecting DFR’s business, including investment management regulations and accounting standards.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2008, DFR’s quarterly reports on Form 10-Q and DFR’s other public filings with the SEC and public statements. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	March 31,	June 30,
	2009	2009	2008
	(In thousands, except share and per share amounts)
ASSETS
Cash and cash equivalents	$41,846	$42,354	$44,532
Due from broker	3,621	23,939	20,716
Restricted cash and cash equivalents	27,201	23,905	68,462
Available-for-sale securities—at fair value	—	2,619	7,403
Investments at fair value, including $309,278, $335,252 and $1,434,493 pledged	318,310	339,436	1,445,802
Other investments	4,780	4,764	5,472
Derivative assets	61	21	1,780
Loans held for sale	9,363	210,616	264,559
Loans held for investment	309,021	304,438	383,663
Allowance for loan losses	(28,589)	(22,171)	(7,883)
Loans held for investment, net of allowance for loan losses	280,432	282,267	375,780
Investment advisory fee receivables	2,009	2,030	5,142
Interest receivable	3,287	4,360	8,061
Other receivable	1,264	2,513	985
Prepaid and other assets	8,410	11,678	13,992
Deferred tax asset, net	—	—	13,422
Fixed assets, net	8,498	8,820	9,793
Intangible assets, net	25,558	26,997	70,642
Goodwill	—	—	78,158
TOTAL ASSETS	$734,640	$986,319	$2,434,701

LIABILITIES
Repurchase agreements, including $83, $53 and $915 of accrued interest	$294,470	$318,641	$1,408,955
Due to broker	1,800	—	5,649
Dividend Payable	—	—	1,667
Derivative liabilities	953	13,817	6,796
Interest payable	1,661	2,575	5,029
Accrued and other liabilities	4,210	7,190	25,751
Short term debt	—	—	483
Long term debt	427,530	714,622	755,541
TOTAL LIABILITIES	730,624	1,056,845	2,209,871

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001:
100,000,000 shares authorized; 14,999,992 shares issued and zero outstanding	—	—	—
Common stock, par value $0.001:
500,000,000 shares authorized; 6,455,466 and 6,455,466 and 6,675,836 shares issued and 6,454,924 and 6,454,383 and 6,669,342 shares outstanding	6	6	6
Additional paid-in capital	866,534	865,910	866,261
Accumulated other comprehensive loss	(49)	(3,928)	(2,523)
Accumulated deficit	(879,648)	(932,514)	(638,914)
DEERFIELD CAPITAL CORP. STOCKHOLDERS’ DEFICIT	(13,157)	(70,526)	224,830
Noncontrolling interest in consolidated entity	17,173	—	—
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	4,016	(70,526)	224,830

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$734,640	$986,319	$2,434,701

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended			Six months ended June 30,
	June 30, 2009	March 31, 2009	June 30, 2008	2009	2008
	(In thousands, except share and per share amounts)
Revenues
Interest income	$14,098	$13,782	$21,824	$27,880	$83,174
Interest expense	5,666	6,999	12,421	12,665	60,021
Net interest income	8,432	6,783	9,403	15,215	23,153
Provision for loan losses	9,119	2,107	2,302	11,226	4,502
Net interest (expense) income after provision for loan losses	(687)	4,676	7,101	3,989	18,651
Investment advisory fees	4,009	4,737	12,359	8,746	24,478
Total net revenues	3,322	9,413	19,460	12,735	43,129

Expenses
Compensation and benefits	3,029	3,354	7,635	6,383	16,736
Professional services	728	790	2,343	1,518	3,730
Insurance expense	771	764	733	1,535	1,467
Other general and administrative expenses	4,814	946	1,850	5,760	3,280
Depreciation and amortization	1,629	1,635	2,580	3,264	5,267
Occupancy	569	639	609	1,208	1,230
Management and incentive fee expense to related party	295	—	—	295	—
Cost savings initiatives	28	197	70	225	327
Impairment of intangible assets and goodwill	126	—	1,128	126	29,034
Total expenses	11,989	8,325	16,948	20,314	61,071

Other Income and Gain (Loss)
Net (loss) gain on available-for-sale securities	—	(31)	(3,856)	(31)	(3,856)
Net gain (loss) on investments at fair value	1,173	5,138	(1,747)	6,311	(202,466)
Net gain (loss) on loans	24,876	5,815	5,505	30,691	(21,037)
Net gain (loss) on derivatives	2,981	(404)	6,070	2,577	(217,145)
Dividend income and other net gain (loss)	152	(49)	76	103	194
Net gain on the deconsolidation of Market Square CLO	29,551	—	—	29,551	—
Net other income and gain (loss)	58,733	10,469	6,048	69,202	(444,310)
Income (loss) before income tax expense (benefit)	50,066	11,557	8,560	61,623	(462,252)
Income tax expense (benefit)	160	18	2,868	178	(4,334)

Net income (loss)	49,906	11,539	5,692	61,445	(457,918)
Less: Cumulative convertible preferred stock dividends and accretion	—	—	—	—	2,393
Net income (loss) attributable to common stockholders	49,906	11,539	5,692	61,445	(460,311)
Net loss attributable to noncontrolling interest	2,960	—	—	2,960	—
Net income (loss) attributable to Deerfield Capital Corp.	$52,866	$11,539	$5,692	$64,405	$(460,311)

Net income (loss) attributable to Deerfield Capital Corp. per share - basic	$7.85	$1.72	$0.83	$9.59	$(74.08)
Net income (loss) attributable to Deerfield Capital Corp. per share - diluted	$7.85	$1.72	$0.83	$9.59	$(74.08)

WEIGHTED-AVERAGE NUMBER OF SHARES
OUTSTANDING - BASIC	6,730,655	6,702,329	6,881,715	6,716,570	6,213,318
WEIGHTED-AVERAGE NUMBER OF SHARES
OUTSTANDING - DILUTED	6,730,655	6,702,329	6,881,715	6,716,570	6,213,318

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE

The Company believes that core earnings, a non-GAAP financial measure, is a useful metric for evaluating and analyzing its performance.  The calculation of core earnings, which the Company uses to compare financial results from period to period, eliminates the impact of certain non-cash and special charges and income tax.  Core earnings provided herein may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure and may therefore be defined differently by other companies. Core earnings includes the earnings from the Company’s consolidated variable interest entity (“VIE”), DFR MM CLO, and from Market Square CLO, which was a consolidated VIE until the Company sold all of its preference shares in Market Square CLO and deconsolidated that entity as of June 30, 2009.  Core earnings is not indicative of cash flows received from these VIEs.

Core Earnings

The table below provides reconciliation between net income (loss) and core earnings:

	Three months ended			Six months ended June 30,
	June 30, 2009	March 31, 2009	June 30, 2008	2009	2008
	(In thousands, except share and per share amounts)

Net income (loss)	$49,906	$11,539	$5,692	$61,445	$(457,918)
Add back:
Provision for loan losses	9,119	2,107	2,302	11,226	4,502
Cost saving initiatives	28	197	70	225	327
Depreciation and amortization	1,629	1,635	2,580	3,264	5,267
Impairment of intangible assets and goodwill	126	—	1,128	126	29,034
Net other income and (gain) loss	(58,733)	(10,469)	(6,048)	(69,202)	444,310
Income tax expense (benefit)	160	18	2,868	178	(4,334)
Noncontrolling interest core earnings (1)	3,297	—	—	3,297	—
Core earnings	$5,532	$5,027	$8,592	$10,559	$21,188

Core earnings per share - diluted	$0.82	$0.75	$1.25	$1.57	$3.41
Weighted-average number of shares outstanding - diluted	6,730,655	6,702,329	6,881,715	6,716,570	6,213,318

(1)    Noncontrolling interest core earnings represents the portion of the net interest income and expenses of DPLC that are attributable to third party investors in DPLC, calculated using each investor’s ownership percentage in DPLC during the measurement period.

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

INVESTMENT ADVISORY FEES AND INTEREST INCOME AND EXPENSE

The following table summarizes the Company’s investment advisory fees and interest income and expense:

	Three months ended			Six months ended June 30,
	June 30, 2009	March 31, 2009	June 30, 2008	2009	2008
	(In thousands)

CDO management fees:
Senior fees	$2,892	$2,938	$3,756	$5,830	$8,073
Subordinated fees	525	1,403	3,646	1,928	7,188
Performance fees	245	152	2,702	397	2,774
Total CDO management fees	3,662	4,493	10,104	8,155	18,035
Separately managed accounts and other	223	244	263	467	509
Other investment vehicle	124	—	—	124	—
Fixed income arbitrage investment funds	—	—	1,992	—	5,934
Total investment advisory fees	$4,009	$4,737	$12,359	$8,746	$24,478

Interest Income:
RMBS, U.S. Treasury bills and other securities	$4,258	$4,561	$6,755	$8,819	$49,880
Assets held in Market Square CLO	3,003	3,070	4,281	6,073	9,508
Assets held in DFR MM CLO	6,226	5,820	7,003	12,046	15,243
Assets held in DPLC	35	—	—	35	—
Other corporate debt	576	331	3,785	907	8,543
Total interest income	14,098	13,782	21,824	27,880	83,174

Interest Expense:
Recourse:
Repurchase agreements and other short term debt	$605	$692	$3,310	$1,297	$40,018
Series A and Series B notes	1,311	1,340	1,439	2,651	3,258
Trust preferred securities	1,382	1,623	1,985	3,005	4,245
Total recourse interest expense	3,298	3,655	6,734	6,953	47,521
Non-Recourse
Market Square CLO	1,205	1,705	2,563	2,910	5,919
DFR MM CLO	1,131	1,545	2,264	2,676	5,220
Wachovia Facility	32	94	860	126	1,361
Total non-recourse interest expense	2,368	3,344	5,687	5,712	12,500
Total interest expense	$5,666	$6,999	$12,421	$12,665	$60,021

DEERFIELD CAPITAL CORP. AND ITS SUBSIDIARIES

AUM AND INVESTMENT PORTFOLIO

The following table summarizes AUM for each product category:

	July 1, 2009		April 1, 2009		July 1, 2008
	Number of		Number of		Number of
	Accounts	AUM	Accounts	AUM	Accounts	AUM
		(In thousands)		(In thousands)		(In thousands)
CDOs (1):
CLOs	12	$4,098,226	12	$4,184,002	15	$5,151,278
Asset-backed securities	12	4,561,067	12	4,906,125	13	6,336,532
Corporate bonds	4	855,050	4	910,924	2	620,883
Total CDOs	28	9,514,343	28	10,001,051	30	12,108,693
Other investment vehicle (2)	1	22,106	0	—	0	—
Fixed income arbitrage	0	—	0	—	1	436,156
Separately managed accounts (3)	6	322,928	6	320,488	6	431,480
Total AUM (4)		$9,859,377		$10,321,539		$12,976,329

(1)

CDO AUM numbers generally reflect the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CDOs and are as of the date of the last trustee report received for each CDO prior to July 1, 2009, April 1, 2009, and July 1, 2008, respectively. The AUM for our Euro-denominated CDOs has been converted into U.S. dollars using the spot rate of exchange on June 30, 2009, March 31, 2009 and June 30, 2008, respectively.

(2)	Other investment vehicle AUM represents the AUM of DPLC.
(3)	AUM for certain of the separately managed accounts is a multiple of the capital actually invested in such account. Management fees for these accounts are paid on this higher AUM amount.
(4)

Included in Total AUM for July 1, 2009 are $289.8 million and $22.1 million related to DFR MM CLO and DPLC, respectively, which amounts are also included in the total AUM reported for the Principal Investing portfolio as of June 30, 2009. Included in Total AUM for April 1, 2009 are $296.5 million and $293.8 million related to Market Square CLO and DFR MM CLO, respectively, which amounts are also included in the total AUM reporting for the Principal Investing portfolio as of March 31, 2009. Included in Total AUM for July 1, 2008 are $295.3 million and $300.8 million related to Market Square CLO and DFR MM CLO, respectively, which amounts are also included in the total AUM reporting for the Principal Investing portfolio as of June 30, 2008. DCM manages DFR MM CLO but is not contractually entitled to receive any management fees so long as 100 percent of the equity is held by DC LLC or an affiliate thereof. DCM manages DPLC and receives management fees for its services. All other amounts included in the Principal Investing portfolio are excluded from Total AUM.

The following table summarizes the principal investing portfolio:

	June 30, 2009		March 31, 2009		June 30, 2008
	Carrying	% of Total	Carrying	% of Total	Carrying	% of Total
Principal Investments	Value	Investments	Value	Investments	Value	Investments
	(In thousands)		(In thousands)		(In thousands)

RMBS (1)	$311,154	48.5%	$338,729	39.3%	$444,185	21.1%
U.S. Treasury Bills	—	0.0%	—	0.0%	999,954	47.5%
Corporate leveraged loans:
Loans held in DFR MM CLO (2)	299,751	46.7%	292,108	33.9%	259,577	12.3%
Loans held in Wachovia Facility	1,251	0.2%	4,831	0.6%	89,627	4.2%
Other corporate leveraged loans	8,112	1.3%	8,270	1.0%	24,879	1.2%
Loans held in DPLC	6,841	1.1%	—	0.0%	—	0.0%
Assets held in Market Square CLO (3)	—	0.0%	200,841	23.3%	263,037	12.5%
Commercial real estate loans and securities	9,270	1.4%	12,330	1.4%	17,212	0.8%
Equity securities	4,780	0.7%	4,764	0.5%	5,472	0.3%
Other investments	315	0.1%	—	0.0%	1,293	0.1%
Total Investments	641,474	100.0%	861,873	100.0%	2,105,236	100.0%
Allowance for loan losses	(28,589)		(22,171)		(7,883)
Net Investments	$612,885		$839,702		$2,097,353

(1)

RMBS consist of agency RMBS with estimated fair values of $308.0 million, $333.9 million and $415.3 million as of June 30, 2009, March 31, 2009 and June 30, 2008, respectively, and non-agency RMBS with estimated fair values of $3.1 million, $4.8 million and $28.9 million as of June 30, 2009, March 31, 2009 and June 30, 2008, respectively.

(2)

Assets held in DFR MM CLO are the result of the July 17, 2007 securitization of corporate loans held in a non-recourse credit facility. The Company purchased 100 percent of the equity interests for $50.0 million and all of the BBB/Baa2 rated notes for $19.0 million.

(3)

Assets held in Market Square CLO include syndicated bank loans of $197.5 million and $257.9 million, high yield corporate bonds and ABS of $2.6 million and $5.1 million and other investments of $0.7 million and zero as of March 31, 2009 and June 30, 2008, respectively.